Exhibit 99.1

Contact:	Wallace R. Cooney		For Immediate Release
	(703) 345-6470		February 23, 2024

GRAHAM HOLDINGS COMPANY REPORTS
2023 AND FOURTH QUARTER EARNINGS
ARLINGTON, VA - Graham Holdings Company (NYSE: GHC) today reported its financial results for the fourth quarter and full year of 2023. The Company also filed its Form 10-K today for the year ended December 31, 2023 with the Securities and Exchange Commission.
Division Operating Results
Revenue for 2023 was $4,414.9 million, up 12% from $3,924.5 million in 2022. Revenues increased at education, healthcare and automotive, partially offset by declines at television broadcasting, manufacturing and other businesses. The Company reported operating income for 2023 of $69.4 million, compared to $83.9 million in 2022. The decrease in operating results is due to goodwill impairment charges at World of Good Brands (WGB, formerly Leaf Media) and Dekko and declines at television broadcasting and manufacturing, partially offset by increases at education, healthcare and automotive, and reduced losses at other businesses due to goodwill and other long-lived asset impairment charges in 2022 at Society6 and Saatchi Art (both formerly included in Leaf Marketplace). The Company reported adjusted operating cash flow (non-GAAP) for 2023 of $338.3 million, compared to $377.6 million in 2022. Adjusted operating cash flow declined at television broadcasting, manufacturing and other businesses, partially offset by increases at education, healthcare and automotive.
For the fourth quarter of 2023, revenue was $1,166.8 million, up 10% from $1,064.0 million in 2022. Revenues increased at education, healthcare and automotive, partially offset by declines at television broadcasting, manufacturing and other businesses. The Company reported operating income of $40.8 million in the fourth quarter of 2023, compared to an operating loss of $54.9 million in 2022. The increase in operating results is due to goodwill and other long-lived asset impairment charges at Society6 and Saatchi Art in 2022 and increases at healthcare and automotive, partially offset by declines at education, television broadcasting and manufacturing. The Company reported adjusted operating cash flow (non-GAAP) for the fourth quarter of 2023 of $83.0 million, compared to $119.2 million in 2022. Adjusted operating cash flow declined at education, television broadcasting and manufacturing, partially offset by increases at healthcare and automotive.
Acquisitions and Dispositions of Businesses
There were no significant business acquisitions or dispositions during the fourth quarter of 2023.
Debt, Cash and Marketable Equity Securities
At December 31, 2023, the Company had $811.8 million in borrowings outstanding at an average interest rate of 6.4%, including $97.9 million outstanding on its $300 million revolving credit facility. Cash, marketable equity securities and other investments totaled $898.9 million at December 31, 2023.
At December 31, 2022, the Company had $726.4 million in borrowings outstanding at an average interest rate of 5.7%, including $200.2 million outstanding on its $300 million revolving credit facility. Cash, marketable equity securities and other investments totaled $812.8 million at December 31, 2022.
The Company recognized $24.6 million and $33.3 million in net gains on marketable equity securities in the fourth quarter of 2023 and 2022, respectively.
Common Stock Repurchases
During the fourth quarter of 2023, the Company purchased a total of 100,263 shares of its Class B common stock at a cost of $62.1 million. At December 31, 2023, there were 4,478,810 shares outstanding. On May 4, 2023, the Board of Directors authorized the Company to acquire up to 500,000 shares of Class B common stock; the Company has remaining authorization for 236,403 shares as of December 31, 2023.
Pension Plan
At December 31, 2023, the Company had a pension surplus of $2,113.6 million, reported in the Company’s Consolidated Balance Sheet as Prepaid Pension Cost, an increase from $1,658.0 million at December 31, 2022.
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Overall Company Results
The Company reported net income attributable to common shares of $205.3 million ($43.82 per share) for the year ended December 31, 2023, compared to $67.1 million ($13.79 per share) for the year ended December 31, 2022. For the fourth quarter of 2023, the Company reported net income attributable to common shares of $53.3 million ($11.72 per share), compared to $6.2 million ($1.28 per share) for the same period of 2022.
The results for 2023 and 2022 were affected by a number of items as described in the Non-GAAP Financial Information schedule attached to this release. Excluding these items, net income attributable to common shares was $200.5 million ($42.78 per share) for 2023, compared to $287.2 million ($59.03 per share) for 2022. Excluding these items, net income attributable to common shares was $49.7 million ($10.94 per share) for the fourth quarter of 2023, compared to $90.5 million ($18.80 per share) for the fourth quarter of 2022.
* * * * * * * * * * * *
Additional Commentary on Fourth Quarter 2023 Results
Division Results
Education
For the fourth quarter of 2023, education division revenue totaled $395.5 million, up 9% from $361.8 million for the same period of 2022. Kaplan reported operating income for the fourth quarter of 2023 of $21.5 million, compared to $25.2 million in the fourth quarter of 2022.
Kaplan International revenue increased 16% in the fourth quarter of 2023 (11% on a constant currency basis). The increase is due largely to growth at Pathways and Australia. Kaplan International reported operating income of $23.3 million for the fourth quarter of 2023, a small decline from $23.9 million in 2022. The decrease is due to lower earnings at UK Professional and increased incentive compensation costs, partially offset by improved results at Australia and Singapore.
Higher Education revenue in the fourth quarter of 2023 was flat compared to the same period of 2022. Kaplan recorded $11.3 million in fees from Purdue Global in its Higher Education operating results for each of the fourth quarters of 2023 and 2022. Higher education results declined in the fourth quarter of 2023 due to increased other higher education development costs.
Supplemental Education revenue declined 3% in the fourth quarter of 2023, driven mostly by softness in Real Estate, Securities and Medical Licensure test preparation, offset in part by growth in CFP, CFA, Architecture and Engineering and MCAT test preparation and publishing activities. Operating results improved in the fourth quarter of 2023 due to savings from reduced headcount, partially offset by lower revenues.
In the fourth quarter of 2022, Kaplan implemented a Separation Incentive Program (SIP) to reduce the number of employees at Supplemental Education and Higher Education, which was funded by the assets of the Company’s pension plan. In connection with the SIP, the Company recorded $3.6 million in non-operating pension expense in the fourth quarter of 2022.
Kaplan corporate and other expenses increased in the fourth quarter of 2023 due to higher incentive compensation costs compared to the fourth quarter of 2022.
Television Broadcasting
For the fourth quarter of 2023, revenue decreased 19% to $124.6 million, from $154.7 million in 2022, due primarily to a $34.0 million decline in political advertising revenue as well as a small decline in retransmission revenues, partially offset by increased digital advertising revenues. Operating income for the fourth quarter of 2023 declined 43% to $40.2 million, from $70.0 million in the same period of 2022, due to reduced revenues and higher network fees.
Manufacturing
Manufacturing revenues decreased 14% in the fourth quarter of 2023 due to lower revenues at Hoover, Dekko and Joyce, partially offset by increased revenues at Forney. The revenue decline at Hoover is due to lower wood prices and a decrease in overall product demand, partially offset by increased rates. Revenues declined at Dekko due largely to lower product demand, particularly in the commercial office electrical products sector. In the fourth quarter of 2023, Hoover results included wood gains on inventory sales, compared to modest losses in the fourth quarter of 2022. Operating results were down in the fourth quarter of 2023 due to a decline in results at Hoover, Dekko and Joyce, partially offset by improved results at Forney.
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Healthcare
Healthcare revenues increased 34% in the fourth quarter of 2023, largely due to significant growth at CSI and from businesses acquired in 2022, along with growth in home health and hospice services.
Graham Healthcare Group (GHG) recorded pension expense of $3.4 million related to the pension credit retention program in the fourth quarter of 2023. In the fourth quarter of 2022, GHG recorded pension expense of $10.5 million related to this program. Of this amount, $7.8 million related to the first three quarters of 2022; the Company concluded that this adjustment was not material to the Company’s operating results for the relevant interim periods. The improvement in GHG operating results in the fourth quarter of 2023 is due to higher pension expense in the fourth quarter of 2022 related to the GHG pension credit retention program and improved results at CSI, partially offset by increased net losses from newly acquired businesses and a decline in home health and hospice results. Adjusted operating cash flow (non-GAAP) at GHG increased to $12.7 million in the fourth quarter of 2023, from $10.5 million in the fourth quarter of 2022.
GHG recorded equity in earnings of $3.1 million and $2.9 million for the fourth quarter of 2023 and 2022, respectively, related to its interests in home health and hospice joint ventures.
Automotive
Revenues for the fourth quarter of 2023 increased due to the acquisition of the Toyota of Richmond dealership and sales growth at the other dealerships, except for the Jeep dealership, which had lower revenues due a decline in new vehicle sales, and a small revenue decline at CDJR. Operating results for the fourth quarter of 2023 improved due largely to the Toyota of Richmond acquisition, partially offset by declines at the Jeep and CDJR dealerships.
Other Businesses
A summary of revenue by category for other businesses:

	Three Months Ended
	December 31		%
(in thousands)	2023	2022	Change
Operating Revenues
Retail (1)	$34,108	$41,335	(17)
Media (2)	28,131	30,449	(8)
Specialty (3)	38,304	36,150	6
	$100,543	$107,934	(7)
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(1)	Includes Society6 and Saatchi Art (formerly Leaf Marketplace) and Framebridge
(2)	Includes WGB (formerly Leaf Media), Code3, Slate, Foreign Policy, Pinna and City Cast
(3)	Includes Clyde’s Restaurant Group, Decile and CyberVista
Overall, revenue from other businesses declined 7% in the fourth quarter of 2023. Retail revenue declined largely due to significantly lower revenue at Society6, partially offset by revenue growth at Framebridge and Saatchi Art. Media revenue declined due to lower revenue at WGB and Code3, partially offset by revenue growth at Slate, Foreign Policy and City Cast. Specialty revenue increased due to revenue growth at Clyde’s Restaurant Group (CRG). Excluding the former Leaf businesses, revenues from other businesses increased in the fourth quarter of 2023.
Operating results improved in the fourth quarter of 2023 due to the $129.0 million in impairment charges at the former Leaf businesses recorded in the fourth quarter of 2022. Excluding the impairment charges, operating results declined in the fourth quarter of 2023, due to increased losses at the former Leaf businesses and Framebridge, partially offset by improved results at Code3, Slate, Foreign Policy and CRG and a reduction in losses due to the sales of Pinna and CyberVista. In the fourth quarter of 2023, the former Leaf businesses continued to incur transition-related costs in connection with the overall restructuring of Leaf into three stand-alone businesses. Adjusted operating cash flow losses (non-GAAP) at other businesses declined slightly to $20.0 million in the fourth quarter of 2023, from $20.3 million in the fourth quarter of 2022.
In the fourth quarter of 2022, the former Leaf businesses recorded a net depreciation expense credit of $5.9 million that related to the period from June 2021 through September 30, 2022; the Company concluded that this adjustment was not material to the Company’s operating results for the relevant periods.
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Equity in Losses of Affiliates
Overall, the Company recorded equity in losses of affiliates of $2.9 million for the fourth quarter of 2023, compared to $5.8 million for 2022. These amounts include $6.4 million and $9.0 million in net losses for 2023 and 2022, respectively, from affiliates whose operations are not managed by the Company.
Net Interest Expense
The Company incurred net interest expense of $23.0 million and $14.4 million for the fourth quarter of 2023 and 2022, respectively. The Company recorded interest expense of $8.7 million and $3.7 million in the fourth quarter of 2023 and 2022, respectively, to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG. Excluding these adjustments, the increase in net interest expense relates primarily to increased debt at the automotive dealerships and higher interest rates on the Company’s variable debt.
Non-Operating Pension and Postretirement Benefit Income, Net
The Company recorded net non-operating pension and postretirement benefit income of $36.5 million for the fourth quarter of 2023, compared to $45.9 million for the fourth quarter of 2022.
In the fourth quarter of 2023, the Company recorded $0.2 million in expenses related to a non-operating SIP at the television broadcasting division. In the fourth quarter of 2022, the Company recorded $3.6 million in expenses related to a non-operating SIP at the education division.
Other Non-Operating (Expense) Income
For the fourth quarter of 2023, the Company recorded other non-operating expense, net, of $3.4 million, compared to non-operating income, net, of $27.1 million for the fourth quarter of 2022. The 2023 amounts included $3.0 million in foreign currency losses; a $0.5 million impairment on a cost method investment, and other items; partially offset by $1.3 million in gains related to sales of businesses and contingent consideration. The 2022 amounts included a non-cash gain of $18.4 million on the sale of CyberVista; a $6.3 million increase in the fair value of cost method investments; a $2.3 million gain on sale of a cost method investment; $1.3 million in gains related to sales of businesses and contingent consideration and other items; partially offset by a $1.3 million impairment on a cost method investment and other items.
Earnings Per Share
The calculation of diluted earnings per share for the fourth quarter of 2023 was based on 4,515,022 weighted average shares outstanding compared to 4,785,904 for the fourth quarter of 2022.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2023 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by the Company’s management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ from those stated, including, without limitation, comments about expectations related to acquisitions or dispositions or related business activities, the Company’s business strategies and objectives, the prospects for growth in the Company’s various business operations, the Company’s future financial performance, and the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31%
(in thousands, except per share amounts)	2023	2022	Change
Operating revenues	$1,166,813	$1,064,032	10
Operating expenses	1,092,258	960,808	14
Depreciation of property, plant and equipment	22,729	14,752	54
Amortization of intangible assets	11,032	14,415	(23)
Impairment of goodwill and other long-lived assets	—	128,990	—
Operating income (loss)	40,794	(54,933)	—
Equity in losses of affiliates, net	(2,938)	(5,757)	(49)
Interest income	2,384	1,012	—
Interest expense	(25,423)	(15,434)	65
Non-operating pension and postretirement benefit income, net	36,499	45,876	(20)
Gain on marketable equity securities, net	24,638	33,289	(26)
Other (expense) income, net	(3,364)	27,090	—
Income before income taxes	72,590	31,143	—
Provision for income taxes	16,900	24,500	(31)
Net income	55,690	6,643	—
Net income attributable to noncontrolling interests	(2,431)	(483)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$53,259	$6,160	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$11.76	$1.28	—
Basic average number of common shares outstanding	4,498	4,771
Diluted net income per common share	$11.72	$1.28	—
Diluted average number of common shares outstanding	4,515	4,786
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Twelve Months Ended
	December 31%
(in thousands, except per share amounts)	2023	2022	Change
Operating revenues	$4,414,877	$3,924,493	12
Operating expenses	4,110,315	3,579,457	15
Depreciation of property, plant and equipment	86,064	73,297	17
Amortization of intangible assets	50,039	58,851	(15)
Impairment of goodwill and other long-lived assets	99,066	128,990	(23)
Operating income	69,393	83,898	(17)
Equity in losses of affiliates, net	(5,183)	(2,837)	83
Interest income	7,122	3,226	—
Interest expense	(63,301)	(54,403)	16
Non-operating pension and postretirement benefit income, net	133,812	197,939	(32)
Gain (loss) on marketable equity securities, net	138,067	(139,589)	—
Other income, net	19,094	33,500	(43)
Income before income taxes	299,004	121,734	—
Provision for income taxes	87,300	51,300	70
Net income	211,704	70,434	—
Net income attributable to noncontrolling interests	(6,416)	(3,355)	91
Net Income Attributable to Graham Holdings Company Common Stockholders	$205,288	$67,079	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$43.96	$13.83	—
Basic average number of common shares outstanding	4,639	4,823
Diluted net income per common share	$43.82	$13.79	—
Diluted average number of common shares outstanding	4,654	4,836
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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31		%	December 31		%
(in thousands)	2023	2022	Change	2023	2022	Change
Operating Revenues
Education	$395,476	$361,826	9	$1,587,581	$1,427,915	11
Television broadcasting	124,618	154,681	(19)	472,436	535,651	(12)
Manufacturing	104,028	120,677	(14)	447,910	486,643	(8)
Healthcare	127,976	95,184	34	459,481	326,000	41
Automotive	314,642	224,220	40	1,079,893	734,185	47
Other businesses	100,543	107,934	(7)	369,653	416,084	(11)
Corporate office	365	—	—	1,580	—	—
Intersegment elimination	(835)	(490)	—	(3,657)	(1,985)	—
	$1,166,813	$1,064,032	10	$4,414,877	$3,924,493	12
Operating Expenses
Education	$374,020	$336,655	11	$1,483,110	$1,344,982	10
Television broadcasting	84,400	84,713	0	338,498	333,772	1
Manufacturing	99,157	111,094	(11)	464,703	452,936	3
Healthcare	121,415	98,588	23	435,636	310,735	40
Automotive	303,924	215,080	41	1,040,635	699,552	49
Other businesses	127,854	258,045	(50)	529,379	644,437	(18)
Corporate office	16,084	15,280	5	57,180	56,166	2
Intersegment elimination	(835)	(490)	—	(3,657)	(1,985)	—
	$1,126,019	$1,118,965	1	$4,345,484	$3,840,595	13
Operating Income (Loss)
Education	$21,456	$25,171	(15)	$104,471	$82,933	26
Television broadcasting	40,218	69,968	(43)	133,938	201,879	(34)
Manufacturing	4,871	9,583	(49)	(16,793)	33,707	—
Healthcare	6,561	(3,404)	—	23,845	15,265	56
Automotive	10,718	9,140	17	39,258	34,633	13
Other businesses	(27,311)	(150,111)	82	(159,726)	(228,353)	30
Corporate office	(15,719)	(15,280)	(3)	(55,600)	(56,166)	1
	$40,794	$(54,933)	—	$69,393	$83,898	(17)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$2,943	$3,980	(26)	$14,553	$16,170	(10)
Television broadcasting	1,362	1,360	0	5,450	5,440	0
Manufacturing	3,120	4,969	(37)	63,803	20,372	—
Healthcare	973	954	2	3,675	3,776	(3)
Automotive	10	—	—	13	—	—
Other businesses	2,624	132,142	(98)	61,611	142,083	(57)
Corporate office	—	—	—	—	—	—
	$11,032	$143,405	(92)	$149,105	$187,841	(21)
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$24,399	$29,151	(16)	$119,024	$99,103	20
Television broadcasting	41,580	71,328	(42)	139,388	207,319	(33)
Manufacturing	7,991	14,552	(45)	47,010	54,079	(13)
Healthcare	7,534	(2,450)	—	27,520	19,041	45
Automotive	10,728	9,140	17	39,271	34,633	13
Other businesses	(24,687)	(17,969)	(37)	(98,115)	(86,270)	(14)
Corporate office	(15,719)	(15,280)	(3)	(55,600)	(56,166)	1
	$51,826	$88,472	(41)	$218,498	$271,739	(20)

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	Three Months Ended			Twelve Months Ended
	December 31		%	December 31		%
(in thousands)	2023	2022	Change	2023	2022	Change
Depreciation
Education	$9,759	$8,718	12	$38,187	$34,114	12
Television broadcasting	2,981	2,959	1	12,224	12,294	(1)
Manufacturing	2,496	2,290	9	9,453	9,399	1
Healthcare	1,673	2,326	(28)	5,475	3,781	45
Automotive	1,612	1,113	45	5,177	3,709	40
Other businesses	4,059	(2,806)	—	14,941	9,392	59
Corporate office	149	152	(2)	607	608	0
	$22,729	$14,752	54	$86,064	$73,297	17
Pension Expense
Education	$2,227	$2,234	0	$8,907	$8,934	0
Television broadcasting	833	888	(6)	3,331	3,554	(6)
Manufacturing	279	276	1	1,115	1,104	1
Healthcare	3,520	10,591	(67)	14,083	11,008	28
Automotive	9	5	80	35	22	59
Other businesses	661	524	26	2,508	2,073	21
Corporate office	952	1,468	(35)	3,808	5,872	(35)
	$8,481	$15,986	(47)	$33,787	$32,567	4
Adjusted Operating Cash Flow (non-GAAP)(1)
Education	$36,385	$40,103	(9)	$166,118	$142,151	17
Television broadcasting	45,394	75,175	(40)	154,943	223,167	(31)
Manufacturing	10,766	17,118	(37)	57,578	64,582	(11)
Healthcare	12,727	10,467	22	47,078	33,830	39
Automotive	12,349	10,258	20	44,483	38,364	16
Other businesses	(19,967)	(20,251)	1	(80,666)	(74,805)	(8)
Corporate office	(14,618)	(13,660)	(7)	(51,185)	(49,686)	(3)
	$83,036	$119,210	(30)	$338,349	$377,603	(10)

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(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets plus Depreciation Expense and Pension Expense.
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31		%	December 31		%
(in thousands)	2023	2022	Change	2023	2022	Change
Operating Revenues
Kaplan international	$252,164	$217,770	16	$966,879	$816,239	18
Higher education	76,404	76,417	0	326,961	310,407	5
Supplemental education	66,241	68,209	(3)	292,776	301,625	(3)
Kaplan corporate and other	2,652	2,439	9	11,012	9,853	12
Intersegment elimination	(1,985)	(3,009)	—	(10,047)	(10,209)	—
	$395,476	$361,826	9	$1,587,581	$1,427,915	11
Operating Expenses
Kaplan international	$228,906	$193,834	18	$879,349	$744,173	18
Higher education	70,805	69,021	3	288,019	285,588	1
Supplemental education	60,761	64,811	(6)	270,304	280,556	(4)
Kaplan corporate and other	12,469	7,807	60	40,903	28,659	43
Amortization of intangible assets	2,943	3,980	(26)	14,076	16,170	(13)
Impairment of long-lived assets	—	—	—	477	—	—
Intersegment elimination	(1,864)	(2,798)	—	(10,018)	(10,164)	—
	$374,020	$336,655	11	$1,483,110	$1,344,982	10
Operating Income (Loss)
Kaplan international	$23,258	$23,936	(3)	$87,530	$72,066	21
Higher education	5,599	7,396	(24)	38,942	24,819	57
Supplemental education	5,480	3,398	61	22,472	21,069	7
Kaplan corporate and other	(9,817)	(5,368)	(83)	(29,891)	(18,806)	(59)
Amortization of intangible assets	(2,943)	(3,980)	26	(14,076)	(16,170)	13
Impairment of long-lived assets	—	—	—	(477)	—	—
Intersegment elimination	(121)	(211)	—	(29)	(45)	—
	$21,456	$25,171	(15)	$104,471	$82,933	26
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Kaplan international	$23,258	$23,936	(3)	$87,530	$72,066	21
Higher education	5,599	7,396	(24)	38,942	24,819	57
Supplemental education	5,480	3,398	61	22,472	21,069	7
Kaplan corporate and other	(9,817)	(5,368)	(83)	(29,891)	(18,806)	(59)
Intersegment elimination	(121)	(211)	—	(29)	(45)	—
	$24,399	$29,151	(16)	$119,024	$99,103	20
Depreciation
Kaplan international	$7,669	$6,012	28	$28,501	$23,270	22
Higher education	985	1,117	(12)	4,416	4,373	1
Supplemental education	1,078	1,557	(31)	5,165	6,344	(19)
Kaplan corporate and other	27	32	(16)	105	127	(17)
	$9,759	$8,718	12	$38,187	$34,114	12
Pension Expense
Kaplan international	$81	$68	19	$325	$270	20
Higher education	934	980	(5)	3,737	3,842	(3)
Supplemental education	1,037	1,008	3	4,147	4,114	1
Kaplan corporate and other	175	178	(2)	698	708	(1)
	$2,227	$2,234	0	$8,907	$8,934	0
Adjusted Operating Cash Flow (non-GAAP)(1)
Kaplan international	$31,008	$30,016	3	$116,356	$95,606	22
Higher education	7,518	9,493	(21)	47,095	33,034	43
Supplemental education	7,595	5,963	27	31,784	31,527	1
Kaplan corporate and other	(9,615)	(5,158)	(86)	(29,088)	(17,971)	(62)
Intersegment elimination	(121)	(211)	—	(29)	(45)	—
	$36,385	$40,103	(9)	$166,118	$142,151	17

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(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding Adjusted Operating Cash Flow and Net income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
•the ability to identify trends in the Company’s underlying business; and
•a better understanding of how management plans and measures the Company’s underlying business.
Adjusted Operating Cash Flow and Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The gains and losses on marketable equity securities relate to the change in the fair value (quoted prices) of its portfolio of equity securities. The mandatorily redeemable noncontrolling interest represents the ownership portion of a group of minority shareholders at a subsidiary of the Company's Healthcare business. The Company measures the redemption value of this minority ownership on a quarterly basis with changes in the fair value recorded as interest expense or income, which is included in net income for the period. The effect of gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest are not directly related to the core performance of the Company’s business operations since these items do not directly relate to the sale of the Company’s services or products. The accounting principles generally accepted in the United States (“GAAP”) require that the Company include the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest in net income on the Statement of Operations. The Company excludes the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest from the non-GAAP adjusted net income because these items are independent of the Company’s core operations and not indicative of the performance of the Company’s business operations.

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The following tables reconcile the non-GAAP financial measures for Net income, excluding certain items, to the most directly comparable GAAP measures:

	Three Months Ended December 31
	2023			2022
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$72,590	$16,900	$55,690	$31,143	$24,500	$6,643
Attributable to noncontrolling interests			(2,431)			(483)
Attributable to Graham Holdings Company Stockholders			53,259			6,160
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions	(2,267)	(330)	(1,937)	(1,317)	(10)	(1,307)
Goodwill and other long-lived asset impairment charges	—	(3,874)	3,874	128,990	11,953	117,037
Charges related to non-operating Separation Incentive Programs	240	61	179	3,624	915	2,709
Net gains on marketable equity securities	(24,639)	(5,491)	(19,148)	(33,289)	(8,266)	(25,023)
Net losses of affiliates whose operations are not managed by the Company	6,391	1,637	4,754	9,026	2,386	6,640
Gain on sale of CyberVista	—	—	—	(18,355)	(4,832)	(13,523)
Non-operating loss (gain), net, from write-ups, sales and impairments of cost and equity method investments	500	111	389	(7,268)	(1,889)	(5,379)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	8,701	377	8,324	3,690	537	3,153
Net Income, adjusted (non-GAAP)			$49,694			$90,467

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$11.72			$1.28
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions			(0.43)			(0.27)
Goodwill and other long-lived asset impairment charges			0.85			24.32
Charges related to non-operating Separation Incentive Programs			0.04			0.56
Net gains on marketable equity securities			(4.21)			(5.20)
Net losses of affiliates whose operations are not managed by the Company			1.05			1.38
Gain on sale of CyberVista			—			(2.81)
Non-operating loss (gain), net, from write-ups, sales and impairments of cost and equity method investments			0.09			(1.12)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			1.83			0.66
Diluted income per common share, adjusted (non-GAAP)			$10.94			$18.80

The adjusted diluted per share amounts may not compute due to rounding.
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	Twelve Months Ended December 31
	2023			2022
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$299,004	$87,300	$211,704	$121,734	$51,300	$70,434
Attributable to noncontrolling interests			(6,416)			(3,355)
Attributable to Graham Holdings Company Stockholders			$205,288			$67,079
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions	(6,955)	(473)	(6,482)	(6,113)	(34)	(6,079)
Goodwill and other long-lived asset impairment charges	99,066	10,204	88,862	128,990	11,953	117,037
Charges related to non-operating Separation Incentive Programs	9,886	2,542	7,344	3,624	915	2,709
Net (gains) losses on marketable equity securities	(138,067)	(35,351)	(102,716)	139,589	36,747	102,842
Net losses of affiliates whose operations are not managed by the Company	16,047	4,178	11,869	11,832	3,115	8,717
Gain on sale of Pinna and CyberVista	(10,033)	(2,641)	(7,392)	(18,355)	(4,832)	(13,523)
Non-operating gain, net, from write-ups, sales and impairments of cost and equity method investments	(3,435)	(896)	(2,539)	(9,507)	(2,456)	(7,051)
Credit to interest expense resulting from gains realized related to the termination of interest rate swaps	(4,581)	(1,252)	(3,329)	—	—	—
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	10,122	529	9,593	16,489	1,068	15,421
Net Income, adjusted (non-GAAP)			$200,498			$287,152

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$43.82			$13.79
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions			(1.38)			(1.25)
Goodwill and other long-lived asset impairment charges			18.97			24.06
Charges related to non-operating Separation Incentive Programs			1.57			0.56
Net (gains) losses on marketable equity securities			(21.93)			21.14
Net losses of affiliates whose operations are not managed by the Company			2.53			1.79
Gain on sale of Pinna and CyberVista			(1.59)			(2.78)
Non-operating gain, net, from write-ups, sales and impairments of cost and equity method investments			(0.54)			(1.45)
Credit to interest expense resulting from gains realized related to the termination of interest rate swaps			(0.72)			—
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			2.05			3.17
Diluted income per common share, adjusted (non-GAAP)			$42.78			$59.03

The adjusted diluted per share amounts may not compute due to rounding.
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